Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Common Stock, $0.01 par value per share, of Independent Bank Group, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 11, 2017

LEP CARLILE HOLDINGS, LLC

By:	/s/ Joseph B. Rotberg	4/11/2017
Name: Joseph B. Rotberg		Date
Title: Chief Financial Officer

LEE EQUITY PARTNERS REALIZATION FUND, L.P.
By: Lee Equity Partners Realization Fund GP, LLC, its general partner

By:	/s/ Joseph B. Rotberg	4/11/2017
Name: Joseph B. Rotberg		Date
Title: Chief Financial Officer

LEE EQUITY STRATEGIC PARTNERS REALIZATION FUND, L.P.
By: Lee Equity Partners Realization Fund GP, LLC, its general partner

By:	/s/ Joseph B. Rotberg	4/11/2017
Name: Joseph B. Rotberg		Date
Title: Chief Financial Officer

THOMAS H. LEE

By:	/s/ Joseph B. Rotberg	4/11/2017
Attorney-in-Fact		Date

LEP CARLILE CO-INVESTOR GROUP I, LLC

By:	/s/ Joseph B. Rotberg	4/11/2017
Name: Joseph B. Rotberg		Date
Title: Chief Financial Officer